SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 14, 2012

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York		10286
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 7.01.	REGULATION FD DISCLOSURE.

Effective as of July 18, 2012, The Bank of New York Mellon Corporation (the “Registrant”) has declared a dividend for the period from June 20, 2012 through Sept. 19, 2012 (the “Dividend Period”) of $1,022.22 per share on the Series A Noncumulative Perpetual Preferred Stock (liquidation preference of $100,000 per share) (“the Series A Preferred Stock”), payable on Sept. 20, 2012. All of the outstanding shares of the Series A Preferred Stock are owned by Mellon Capital IV, which will pass through the Sept. 20, 2012 dividend on the Series A Preferred Stock to the holders of record as of the close of business on Sept. 5, 2012 of its Normal Preferred Capital Securities. This statement supersedes the prior statement indicating that the dividend on the Series A Preferred Stock for the Dividend Period would be $1,000 per share made in the earnings release and furnished with a Current Report on Form 8-K on July 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: August 14, 2012	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary